EXHIBIT 99.1

                        Independent Auditors' Report

 To the Stockholders of
 PCI Consulting and Leasing, Inc.
 Germantown, Wisconsin


 We have audited the accompanying balance sheets of PCI Consulting and Leasing, Inc., as of December 31, 2000, 1999, and 1998, and the related statements of operations and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

 We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

 In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of PCI Consulting and Leasing, Inc. as of December 31, 2000, 1999, and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

                                           WOLF AND COMPANY-MILWAUKEE, S.C.
                                           WOLF AND COMPANY-MILWAUKEE, S.C.
                                           Certified Public Accountants

 Milwaukee, Wisconsin
 March 7, 2001

                 PCI CONSULTING AND LEASING, INC.
                           BALANCE SHEET

                                              DECEMBER 31,
                                                 2000         1999          1998
                    ASSETS
 CURRENT ASSETS
   Cash in bank                            $          -  $      5,192 $        2,878
   Accounts receivable-related parties          237,751        56,643        178,407
   Prepaid expenses                                   -             -         33,995
   Deposits                                      62,593             -              -
 TOTAL CURRENT ASSETS                           300,344        61,835        215,280
 PROPERTY AND EQUIPMENT
   Equipment held for lease                  18,938,511    15,161,346     10,729,590
   Less accumulated depreciation             (6,469,723)   (3,803,848)    (1,912,258)
 NET PROPERTY AND EQUIPMENT                  12,468,788    11,357,498      8,817,332
 OTHER ASSETS                                         -            92            250
                                           $ 12,769,132  $ 11,419,425 $    9,032,862

            LIABILITIES AND EQUITY
 CURRENT LIABILITIES
   Current maturities of capital leases    $          -  $          - $            -
   Checks written against future deposits       216,877             -              -
   Accounts payable-related parties             455,000        36,539         13,405
   Prepaid rents                                275,409       469,975        142,125
   Accrued expenses                             315,214       203,856         12,407
 TOTAL CURRENT LIABILITIES                    1,262,500       710,370        167,937
 LONG-TERM DEBT
   Capital leases, less current maturities   11,078,410    10,077,251      8,350,082
   Security deposits                            616,800       616,800        484,550
   Note payable-stockholder                       4,116         4,116          4,116
 TOTAL LONG-TERM DEBT                        11,699,326    10,698,167      8,838,748

 TOTAL LIABILITIES                           12,961,826    11,408,537      9,006,685

 STOCKHOLDERS' EQUITY
   Common stock, $1 par value, 9,000 shares
     authorized, 100 issued and outstanding      10,000        10,000         10,000
   Retained earnings                           (202,694)          888         16,117
 TOTAL STOCKHOLDERS' EQUITY                    (192,694)       10,888         26,177
                                           $ 12,769,132  $ 11,419,425 $    9,032,862

  SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                 PCI CONSULTING AND LEASING, INC.
                      STATEMENT OF OPERATIONS
                       AND RETAINED EARNINGS

                                        FOR THE YEAR ENDED DECEMBER 31,
                                          2000         1999         1998
 RENTALS                              $ 4,181,925   $ 2,666,800   $ 1,901,425

 GENERAL AND ADMINISTRATIVE EXPENSES
   Depreciation                         2,695,827     1,908,071     1,336,611
   Other                                   716,16        48,077        34,597
   Total general and administrative     3,411,996     1,956,148     1,371,208

   Operating income                       769,929       710,652       530,217

 INTEREST EXPENSE                         973,511       725,941       522,277

   Net income                            (203,582)      (15,289)        7,940

 RETAINED EARNINGS, beginning of year         888        16,177         8,237

 RETAINED EARNINGS, end of year       $  (202,694)  $       888   $    16,177















   SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO
   CONSOLIDATED FINANCIAL STATEMENTS.

                      PCI CONSULTING AND LEASING, INC.
                      STATEMENT OF CASH FLOWS

                                                    FOR THE YEAR ENDED DECEMBER 31,
                                                      2000          1999           1998
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net Income (Loss)                             $  (203,582)  $   (15,289)  $     7,940
   Adjustments to reconcile net income (loss)
   to net cash provided by operating activities:
     Depreciation                                  2,695,827     1,908,071     1,336,611
     Loss on sale of assets                           28,558        17,396             -
     Accounts receivable-related parties            (181,108)      121,764      (116,680)
     Prepaid expenses                                      -        33,995       (15,343)
     Checks written against future deposits          216,877             -             -
     Accounts payable-related parties                418,461        23,134       (10,775)
     Prepaid rents                                  (194,566)      327,850       142,125
     Accrued expenses                                111,358       191,449        12,407
                                                   3,095,407     2,623,659     1,348,345
 CASH PROVIDED BY (USED IN) OPERATING
    ACTIVITIES                                     2,891,825     2,608,370     1,356,285
 CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of equipment for lease                (3,835,676)   (4,666,401)   (4,106,654)
   Proceeds from disposals of equipment                    1       200,768             -
   Deposits on new equipment                         (62,593)            -         7,039
   Other assets                                           92           158        10,158
 CASH PROVIDED BY (USED IN) INVESTING
    ACTIVITIES                                    (3,898,176)   (4,465,475)   (4,089,457)
 CASH FLOWS FROM FINANCING ACTIVITIES:
   Capital leases added                            3,572,775     4,246,067     4,114,916
   Repayment of capital leases                    (2,571,616)   (2,518,898)   (1,541,851)
   Security deposits received on new leases                -       132,250       145,547
 CASH PROVIDED BY (USED IN) FINANCING
    ACTIVITIES                                     1,001,159     1,859,419     2,718,612

 INCREASE (DECREASE) IN CASH                          (5,192)        2,314       (14,560)
 CASH IN BANK, beginning of year                       5,192         2,878        17,438
 CASH IN BANK, end of year                       $         -   $     5,192 $       2,878

   Supplemental disclosure of cash paid during
   the year for:
     Interest                                    $   877,145   $   725,941 $     522,277
     Income taxes                                          -             -             -

  SEE ACCOMPANYING SUMMARY OF ACCOUNTING POLICIES AND NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.

                        PCI CONSULTING AND LEASING, INC.
          S U M M A R Y  O F  A C C O U N T I N G  P O L I C I E S
            For the Years Ended December 31, 2000, 1999 and 1998

 Business

 PCI Consulting and Leasing, Inc. (the Company) is primarily a leasing company. The Company leases furniture and equipment to related companies who are primarily involved in a) the design and manufacture of high quality molds for the plastics injection molding and die casting industries, and b) the plastics injection molding industry. The Company is located near Milwaukee, Wisconsin.

 The Company is pursuing plans to merge with its related companies during 2001.

 PROPERTY AND EQUIPMENT

 Property and equipment are stated at cost, and includes property financed with capital leases. Depreciation of all property and equipment is provided by the straight-line method over the estimated useful lives of the related assets. Prescribed methods and lives are used for income tax purposes. The capitalized lease obligations are recorded as liabilities.

 ACCOUNTS RECEIVABLE

 The 2000, 1999, and 1998 balances do not include an allowance for doubtful accounts. All receivables are with related companies and are considered fully collectible.

 ADVERTISING COSTS

 The company does not advertise, as all leasing is done for related companies.

 USE OF ESTIMATES

 The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

 INCOME TAXES

 The Company has elected to be taxed as a Subchapter-S corporation pursuant to the Internal Revenue Code. There is accordingly no provision for income taxes as all items of income and expense are passed through to the stockholders and is reported by them on their personal income tax returns.
                                 -11-
                      PCI CONSULTING AND LEASING, INC.
          S U M M A R Y  O F  A C C O U N T I N G  P O L I C I E S
            For the Years Ended December 31, 2000, 1999 and 1998

 Fair Value of Financial Instruments

 At December 31,2000, the Company's financial instruments include cash, receivables, prepaid rents, accounts payable, borrowings and interest rates. The methods and assumptions used to estimate the fair value of each class of financial instruments are set forth below:

 <circle>Cash, receivables, prepaid rents, and accounts payable - Their carrying values are a reasonable estimate of their fair values because of the short-term nature of these instruments.
 <circle>Capital leases - Based on borrowing rates currently available to the Company for leases with similar terms and maturities, the carrying amounts of this debt is a reasonable estimate of its fair value.
                                 -12-
                      PCI CONSULTING AND LEASING, INC.
                       NOTES TO FINANCIAL STATEMENTS
            For the Years Ended December 31, 2000, 1999 and 1998

 1. CAPITALIZED LEASES

 The Company uses capital leases to finance its acquisition of furniture and equipment for sublease to related companies. Each lease includes a buy-out of the related property at the end of the lease term for $1. Some leases also allow buy-outs during the term, on specified dates at defined values. Long-term debt consisted of the following capitalized lease obligations as of December 31, 2000, 1999, and 1998:

                               2000           1999          1998
     INTEREST RATES       2.18%-13.16%    2.18%-13.16% 2.18%-12.62%
     FINAL MATURITY         2001-2007       2001-2005    2000-2004

     TOTAL DEBT          $ 11,078,410    $ 10,077,251  $ 8,350,082
     DUE WITHIN ONE YEAR    3,537,413       2,781,914    2,231,030
     DUE AFTER ONE YEAR  $  7,540,997    $  7,295,337  $ 6,119,052

                                 -13-
 The majority stockholder and/or the related companies using the equipment have guaranteed substantially all indebtedness.

 2. LEASE COMMITMENTS

 Substantially all of the Company's property and equipment were acquired under capitalized lease agreements.

 As of December 31, 2000, future minimum lease payments required under scheduled capital and operating leases are as follows:

                                 CAPITAL LEASES OPERATING LEASES
     2001                                       $ 4,399,174  $   179,905
     2002                                         3,849,028      179,905
     2003                                         2,552,026      179,905
     2004                                         1,546,774      179,905
     2005                                           444,163      179,905
     2006                                            84,862      179,905
     2007                                            42,431       44,976
     Total minimum payments                      12,918,458  $ 1,124,406
     Amount representing interest                 1,840,048
     Obligations under capital leases            11,078,410
     Obligations due within one year              3,537,413
     Long-term obligations under capital leases $ 7,540,997

                      PCI CONSULTING AND LEASING, INC.
                 NOTES TO FINANCIAL STATEMENTS (CONTINUED)
            For the Years Ended December 31, 2000, 1999 and 1998

 2.  LEASE COMMITMENTS (CONTINUED)

 The operating lease requires monthly payments of $14,992, with a maturity date of March, 2007. The Company has the option of purchasing all of the equipment at stated prices in March, 2003 and March, 2005 or at its then market value at the end of the lease. Rent expense under the operating lease amounted to $134,929 in 2000, and $-0- in 1999 and 1998.

 3. CUSTOMER CONCENTRATIONS

 The Company's customers are all located in Germantown, Wisconsin, and are all related companies who service or operate in the plastic injection molding industry. For each year presented, the accounts receivable and prepaid rents are concentrated within three companies. For each year presented, the sales are concentrated within four companies.

 4. CAPITAL STOCK AGREEMENT

 The Company has an agreement with its shareholders which gives the Company first right to repurchase their outstanding stock. The repurchase price will be the lesser of a bona fide purchase offer or a predefined price.
 In the event of death or other severance of employment of a shareholder, the Company is obligated to repurchase all of the stock of the shareholder at the predefined price.

 5. RELATED PARTY TRANSACTIONS

 During the periods presented, the Company's sales were made entirely to related companies under month to month operating leases. These leases are cancelable by either party upon 30 days' written notice. Due to the related party relationship, the Company anticipates that its lessees will continue their leases until the capital lease obligations are fulfilled.

 6. NOTE PAYABLE - STOCKHOLDER

 This note is payable, without interest, upon the demand of the stockholder. The loan was made as part of the stockholder's purchase of shares in 1995.
                                 -14-